Profire Energy Reports Financial Results for Third Quarter Fiscal 2018
Profire Increased Net Income by 36% Over the Same Quarter in 2017

LINDON, Utah November 7, 2018 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the “Company”) which creates, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for its fiscal quarter ended September 30, 2018. A conference call will be held on Thursday, November 8, 2018 at 1:00 p.m. EST to discuss the results.

Fiscal Q3 2018 Highlights

•	Recognized Revenue of $11.5 million, The Second-Best Quarter in Nearly Four Years

•	Net Income of $1.7 Million or $0.03 Per Share, a 36% Increase From the Same Quarter Last Year

•	Realized Gross Profit of $6.1 Million

•	Cash and Liquid Investments at Period End totaled over $22.2 Million

•	Remained Debt-Free

Fiscal Quarter Financial Results

Total revenues for the period equaled $11.5 million or a 14% increase from the same quarter a year ago. This increase is largely attributed to our ability to leverage our expanding customer base with our existing sales force.

Total operating expenses were approximately $3.7 million or a 15% increase over the same quarter last year which was mostly attributable to additional employees and increased R&D spend. Compared with the same year ago quarter, operating expenses for general and administrative increased 15%, R&D increased 19%, and depreciation increased 14%.

Gross profit increased to $6.1 million or 53% of total revenues, as compared to $5.1 million or 50% of total revenues in the year-ago quarter. Gross profit margins fluctuate slightly each quarter due to changes in product mix, direct labor costs, and adjustments in our inventory and warranty reserves.

Net income was $1.7 million or $0.03 per share, compared to a net income of $1.2 million or $0.03 per share in the same year-ago quarter.

Cash and liquid investments totaled $22.2 million at the end of the quarter and the Company continues to operate debt-free.

Management Commentary
“Our strategic initiatives over the past few years have positioned us well to achieve future growth ,” stated Ryan Oviatt, CFO of Profire. “Profire's ability to respond quickly to customer demands over the years has distinguished Profire from its competition. Our resources allow us to be flexible in responding to customer demand and market opportunities that will be beneficial to Profire.”

“Profire increased revenues in the third quarter despite a sequential slowdown in the industry.” said Brenton Hatch, President and CEO of Profire Energy. “So far, this year is on track to be our most profitable year in Company history and the second-best year in terms of revenue. Our core values and strategies involving cost management, and remaining debt free, have allowed us to see great success throughout the industry recovery. Our anticipated performance in 2018 is providing a sold foundation for additional investments in 2019 and beyond. .”

Conference Call

Profire Energy President and CEO Brenton Hatch and CFO Ryan Oviatt will host the presentation, followed by a question and answer period.
Date:	Thursday, November 8, 2018
Time: 1:00 p.m. EST (11:00 a.m. MST)
Toll-free dial-in number: 1-877-705-6003
International dial-in number: 1-201-493-6725
The conference call will be webcast live and available for replay via this link:
http://public.viavid.com/index.php?id=132159. The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available via the dial-in numbers below after 5:00 p.m. EST on the same day through November 15, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay Pin Number: 13684861

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Greeley, Colorado; and Spruce Grove, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company holding a conference call on November 8, 2018 and the availability of Company resources to make beneficial investments in 2019 and beyond. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	September 30, 2018	December 31, 2017
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$8,637,838	$11,445,799
Short-term investments	965,105	300,817
Short-term investments - other	4,618,379	4,009,810
Accounts receivable, net	8,094,228	8,069,255
Inventories, net	10,350,075	6,446,083
Prepaid expenses & other current assets	636,476	437,304
Income tax receivable	231,967	—
Total Current Assets	33,534,068	30,709,068

LONG-TERM ASSETS
Net deferred tax asset	50,253	72,817
Long-term investments	8,023,172	8,517,182
Property and equipment, net	7,695,650	7,197,499
Goodwill	997,701	997,701
Intangible assets, net	460,307	494,792
Total Long-Term Assets	17,227,083	17,279,991

TOTAL ASSETS	$50,761,151	$47,989,059

CURRENT LIABILITIES
Accounts payable	2,879,156	1,780,977
Accrued vacation	259,808	196,646
Accrued liabilities	1,509,881	1,044,284
Income taxes payable	719,241	919,728
Total Current Liabilities	5,368,086	3,941,635

TOTAL LIABILITIES	5,368,086	3,941,635

STOCKHOLDERS' EQUITY
Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common shares: $0.001 par value, 100,000,000 shares authorized: 54,685,759 issued and 48,083,063 outstanding at September 30, 2018 and 53,931,167 issued and 48,606,425 outstanding at December 31, 2017	54,686	53,931
Treasury stock, at cost	(10,890,349)	(6,890,349)
Additional paid-in capital	27,890,171	27,535,469
Accumulated other comprehensive loss	(2,459,865)	(2,200,462)
Retained earnings	30,798,422	25,548,835
TOTAL STOCKHOLDERS' EQUITY	45,393,065	44,047,424

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$50,761,151	$47,989,059
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Other Comprehensive Income
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUES
Sales of goods, net	$10,830,592	$9,387,232	$33,009,616	$25,514,149
Sales of services, net	669,310	662,960	1,999,764	1,825,528
Total Revenues	11,499,902	10,050,192	35,009,380	27,339,677

COST OF SALES
Cost of goods sold-product	4,917,449	4,509,191	15,434,698	11,600,019
Cost of goods sold-services	484,327	479,206	1,437,749	1,333,819
Total Cost of Goods Sold	5,401,776	4,988,397	16,872,447	12,933,838

GROSS PROFIT	6,098,126	5,061,795	18,136,933	14,405,839

OPERATING EXPENSES
General and administrative expenses	3,180,726	2,771,869	9,887,451	8,454,235
Research and development	377,676	318,621	1,097,897	798,142
Depreciation and amortization expense	143,328	125,898	401,114	405,811
Total Operating Expenses	3,701,730	3,216,388	11,386,462	9,658,188

INCOME FROM OPERATIONS	2,396,396	1,845,407	6,750,471	4,747,651

OTHER INCOME (EXPENSE)
Gain on sale of fixed assets	43,904	14,017	129,989	62,492
Other income (expense)	(1,506)	25,991	(7,462)	39,377
Interest income	85,167	41,672	310,646	127,790
Total Other Income	127,565	81,680	433,173	229,659

INCOME BEFORE INCOME TAXES	2,523,961	1,927,087	7,183,644	4,977,310
INCOME TAX EXPENSE	864,874	709,169	1,934,057	1,846,634
NET INCOME	$1,659,087	$1,217,918	$5,249,587	$3,130,676

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$170,641	$327,271	$(223,431)	$640,927
Unrealized gains (losses) on investments	-11,963	10,138	(35,972)	73,085
Total Other Comprehensive Income (Loss)	158,678	337,409	(259,403)	714,012

NET COMPREHENSIVE INCOME	$1,817,765	$1,555,327	$4,990,184	$3,844,688

BASIC EARNINGS PER SHARE	$0.03	$0.03	$0.11	$0.06

FULLY DILUTED EARNINGS PER SHARE	$0.03	$0.02	$0.11	$0.06

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,082,506	48,552,770	48,337,517	49,613,704

FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,852,167	49,369,835	49,107,178	50,346,333
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Nine Months Ended September 30,
	2018	2017
OPERATING ACTIVITIES
Net income	$5,249,587	$3,130,676
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	667,085	675,223
Gain on sale of fixed assets	(120,825)	(62,310)
Bad debt expense	134,901	147,470
Stock awards issued for services	916,795	648,244
Changes in operating assets and liabilities:	—
Changes in accounts receivable	(184,951)	(2,024,858)
Changes in income taxes receivable/payable	(432,575)	840,343
Changes in inventories	(3,863,287)	634,646
Changes in prepaid expenses	(172,497)	(93,669)
Changes in deferred tax asset/liability	22,564	(139,298)
Changes in accounts payable and accrued liabilities	1,506,396	588,868
Net Cash Provided by Operating Activities	3,723,193	4,345,335

INVESTING ACTIVITIES
Proceeds from sale of equipment	219,269	140,198
Purchase of investments	(876,463)	(869,554)
Purchase of fixed assets	(1,271,997)	(214,632)
Net Cash Used in Investing Activities	(1,929,191)	(943,988)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(737,024)	(25,667)
Cash received in exercise of stock options	174,002	—
Purchase of Treasury stock	(4,000,000)	(3,120,716)
Net Cash Used in Financing Activities	(4,563,022)	(3,146,383)

Effect of exchange rate changes on cash	(38,941)	213,793

NET INCREASE (DECREASE) IN CASH	(2,807,961)	468,757
CASH AT BEGINNING OF PERIOD	11,445,799	7,553,088
CASH AT END OF PERIOD	8,637,838	$8,021,845

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID FOR:
Interest	—	—
Income taxes	2,164,149	1,282,157
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes